Exhibit 24.2

POWER OF ATTORNEY

PNC Funding Corp
Shelf Registration on Form S-3

     Each of the undersigned directors and/or officers of PNC Funding Corp, a Pennsylvania corporation, hereby names, constitutes and appoints William S. Demchak, Randall C. King and Thomas R. Moore, or any of them, each acting alone, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with the Registration Statement (“Registration Statement”) on Form S-3 or other appropriate form for the registration under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 415 thereunder of (i) PNC Funding Corp’s unsecured debt securities (“Debt Securities”) and guarantees thereof (“Guarantees”) by The PNC Financial Services Group, Inc. (“PNC”) and (ii) warrants for the purchase of Debt Securities (“Warrants”), with a proposed maximum aggregate offering price for such Debt Securities and Warrants, together with the PNC securities to which the Registration Statement shall also relate, of up to $2,000,000,000, and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of PNC Funding Corp and in the name and on behalf of such officer or director of PNC Funding Corp; to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act; to attest to the seal of PNC Funding Corp thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of PNC Funding Corp as they, in their sole discretion, deem necessary or appropriate;

     And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

Facsimile Transmission; Counterparts

     A facsimile, telecopy or other reproduction of this Power of Attorney may be executed by one or more members of the Board of Directors, and an executed copy of this Power of Attorney may be delivered by one or more members of the Board of Directors by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Power of Attorney as well as any facsimile, telecopy or other reproduction hereof. This Power of Attorney may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one Power of Attorney.

     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 30th day of June, 2005.

Name/Signature	Capacity

/s/ William s. Demchak	Chairman, President and Director

William S. Demchak

/s/ Maria C. Schaffer	Vice President, Treasurer and Controller

Maria C. Schaffer

Exhibit 24.2

/s/ Richard J. Johnson	Director

Richard J. Johnson

/s/ E. William Parsley, III	Director

E. William Parsley, III

/s/ Joseph C. Guyaux	Director

Joseph C. Guyaux

/s/ Randall C. King	Senior Vice President and Director

Randall C. King